EXHIBIT 99.1

JOINT ACQUISITION STATEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED: November 14, 2025

12 WEST CAPITAL MANAGEMENT LP
By: 12 West Capital Management, LLC, its General Partner

Signature:	/s/ Joel Ramin

Name/Title:	Joel Ramin, Managing Member

Date: November 14, 2025

JOEL RAMIN
Signature:	/s/ Joel Ramin

Name/Title:	Joel Ramin, Individually

Date: November 14, 2025